                                                                   Exhibit 10.37

                                 PROMISSORY NOTE

$3,657,500                                                        April 3, 2001

     FOR VALUE RECEIVED, the undersigned, JOSEPH Y. LIU, hereby unconditionally promises to pay to the order of OPLINK COMMUNICATIONS, INC., a Delaware corporation ("Oplink", the "Company" or "Holder"), at such place as Holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of $3,657,500 together with simple interest accrued from the date hereof on the unpaid principal at the rate of 8.00% per annum, calculated on the basis of a 365-day year for the actual number of days elapsed.

     1. Principal Repayment. The outstanding principal amount and any accrued and unpaid interest hereunder shall be due and payable in one lump sum upon the earlier of (1) a demand by a majority of the Company's Board of Directors at any time it so elects, or (2) the fifth anniversary of the date hereof; provided, however, that in the event that the undersigned's employment with the Company is terminated the entire principal balance and all accrued interest shall become immediately due and payable, and immediately collectible by Holder pursuant to applicable law (the "Maturity Date").

     2. Prepayment. This Note may be prepaid at any time without penalty. All money paid toward the satisfaction of this Note shall be applied first to the payment of interest as required hereunder and then to the retirement of the principal.

     3. Escrow; Full Recourse Note. This Note is secured by an escrow (the "Escrow") comprising all of the shares of Oplink common stock covered by the stock options granted to the undersigned in connection with his employment and directorship with the Company (the stock option referred to as the "Stock Options"). As the Stock Options have vested and continue to vest from time to time, the Oplink shares so vested shall be placed into the Escrow. Any such shares already purchased shall be pledged by the undersigned, upon the execution of this Note, in favor of the Holder pursuant to the Stock Pledge Agreement attached hereto and, if the undersigned elects to purchase any more of the vested shares, the shares so purchased shall be likewise pledged from time to time. Should the undersigned wish to sell any of the Oplink stock so purchased before the Maturity Date, the proceeds realized therefrom shall first be applied to prepay this Note until it is settled in full. In the event that the undersigned's employment or directorship with the Company is terminated, should any principal amount or any accrued and unpaid interest under this Note remain due and payable, Holder has the right (but not the obligation) to require the undersigned to sell any or all of the Oplink common stock in the Escrow immediately and to apply the proceeds realized therefrom to repay this Note until it is settled in full. The undersigned shall be solely responsible for any tax consequences to him arising from his optioned shares being so escrowed, pledged and/or sold, as the case may be. Notwithstanding the foregoing, this
Note is full recourse, accordingly, Holder shall be entitled to seek personal judgement against the undersigned in the event of a default for the full amount of the principal and accrued interest then outstanding, plus any costs or expenses as provided herein.

     4. Non-Consumer Debt. The undersigned hereby represents and agrees that the amounts due under this Note are not consumer debt, and are not incurred primarily for personal, family or household purposes, but are for business and commercial purposes only.

     5. Waiver. The undersigned hereby waives presentment, protest and notice of protest, demand for payment, notice of dishonor and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note.

     6. Expenses; Attorneys' Fees. The Holder hereof shall be entitled to recover, and the undersigned agrees to pay when incurred, all costs and expenses of collection of this Note, including without limitation, reasonable attorneys' fees.

     7. Governing Law. This Note shall be governed by, and construed, enforced and interpreted in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.



                                /s/ Joseph Y. Liu
                                ------------------------------------------------
                                JOSEPH Y. LIU


                                ACCEPTED BY OPLINK COMMUNICATIONS, INC.:

                                /s/ Ian Jenks
                                ------------------------------------------------
                                IAN JENKS
                                CHAIRMAN OF THE BOARD OF DIRECTORS


                                   Page 2 of 2